Exhibit 5.2

Opinion of Jones Day

December 7, 2023

Orange

111 quai du Président Roosevelt

92130 Issy-les-Moulineaux, France

Re: Registration Statement on Form F-3 Filed by Orange

Ladies and Gentlemen:

           We have acted as special United States counsel for Orange, a French société anonyme (the "Company"), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate amount of debt securities of the Company (the "Debt Securities") in one or more series, as contemplated by the Company’s Registration Statement on Form F-3 as filed with the United States Securities and Exchange Commission (the "Commission"), to which this opinion is filed as an exhibit (as the same may be amended from time to time, the "Registration Statement"). The Debt Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act").

           In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or other authorized person) may determine, will constitute valid and binding obligations of the Company.

           In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Debt Securities thereunder); (ii) a prospectus supplement describing the terms of each series of Debt Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the resolutions authorizing the Company to issue, offer and sell the Debt Securities will have been adopted by the Board of Directors and will be in full force and effect at all times at which the Debt Securities are offered and sold by the Company, and the Company will take no action inconsistent with such resolutions; (iv) the definitive terms of each series of Debt Securities will have been established in accordance with the authorizing resolutions adopted by the Board of Directors and the Company’s By-laws (including any amendments thereto) and applicable law, including French law; (v) the Company will issue and deliver the Debt Securities in the manner contemplated by the Registration Statement; (vi) all Debt Securities will be issued in compliance with applicable federal and state securities laws; and (vii) the Indenture (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

           We have further assumed that: (i) the Company is and will be at the time of issuance of any Debt Securities a French société anonyme existing in good standing under the laws of France; (ii) the Indenture and each series of Debt Securities have been or will have been (a) authorized by all necessary corporate action of the Company and (b) executed and delivered by the Company under the laws of France; (iii) the choice of New York law to govern the Indenture and any choice of New York forum provisions included in the Indenture are valid choices under the laws of France; and (iv) the execution, delivery, performance and compliance with the terms and provisions of the Indenture and the Debt Securities by the Company do not and will not violate or conflict with the laws of France, the terms and provisions of the Company’s By-laws (including any amendments thereto), or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties.

           With respect to any series of Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to an indenture, in a form approved by us (the "Indenture"), that has been executed and delivered by the Company and the applicable trustee (the "Trustee"), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

           The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

           As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements of representations of officers and other representatives of the Company and others.

The opinion expressed herein is limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

           We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption "Validity of Securities" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day